List of Subsidiaries


Subsidiary                                        Jurisdiction of Organization

Newpa/AHR Equity, LP                              Delaware

Newpa/AHR GP, LLC                                 Delaware

Newpa/AHA Equity GP LLC                           Delaware

Newpa/AHA Equity GP LLC                           Delaware

1940 Monroe Street LLC                            Delaware

Anthracite Funding ML LLC                         Delaware

Anthracite Funding, LLC                           Delaware

Anthracite CDO Depositor, LLC                     Delaware

Anthracite CDO I Ltd.                             Cayman

Anthracite CDO I Corp.                            Delaware

Anthracite CDO II Depositor, LLC                  Delaware

Anthracite CDO II Ltd.                            Cayman

Anthracite CDO II Corp.                           Delaware